     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2001

                                                      REGISTRATION NO. 333-55854
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                   ADVANCEPCS
                   (FORMERLY KNOWN AS ADVANCE PARADIGM, INC.)
             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                                      75-2493381
       (State or Other Jurisdiction of                        (I.R.S. Employer
        Incorporation or Organization)                     Identification Number)

                   5215 NORTH O'CONNOR BOULEVARD, SUITE 1600
                              IRVING, TEXAS 75039
                                 (469) 420-6000
         (Address, including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                                DAVID D. HALBERT
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                   5215 NORTH O'CONNOR BOULEVARD, SUITE 1600
                              IRVING, TEXAS 75039
                                 (469) 420-6000
           (Name, Address, including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                With copies to:

         J. KENNETH MENGES, JR., P.C.                       ROHAN S. WEERASINGHE
                 ALAN M. UTAY                                 JAMES B. BUCHER
  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.                 SHEARMAN & STERLING
       1700 PACIFIC AVENUE, SUITE 4100                      1550 EL CAMINO ROAD
             DALLAS, TEXAS 75201                        MENLO PARK, CALIFORNIA 94025
                (214) 969-2800                                 (650) 330-2200

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expected expenses, payable by AdvancePCS in connection with the issuance and distribution of the securities being registered hereby. All items other than the filing fee are estimates.

Securities and Exchange Commission Filing Fee............   $ 75,250
Legal Fees and Expenses..................................    275,000
NASD Filing Fees and Expenses............................     30,500
Accounting Fees and Expenses.............................     75,000
Blue Sky Fees and Expenses...............................     20,000
Printing and Engraving Expenses..........................    200,000
Miscellaneous Expenses...................................      4,250
                                                            --------
          Total..........................................   $680,000
                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     AdvancePCS, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law, or DGCL, subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the DGCL provides in part that a corporation shall have the power to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such Person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such Persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such Person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such Person shall not have been adjudged liable to the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Section 145 further provides that any indemnification, unless ordered by a court, shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such Person is proper because he has met the applicable standard of conduct. Such determination shall be made, with respect to a Person who is a director or officer at the time of such determination, by: (i) the stockholders; (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding even if less than a quorum; (iii) a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or (iv) an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

     Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a Person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article IX of the Second Amended and Restated Certificate of Incorporation of AdvancePCS, or certificate, eliminates the personal liability of AdvancePCS's directors to the fullest extent permitted by the DGCL, as amended. The DGCL permits a company's certificate of incorporation to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     Article X of the certificate provides that AdvancePCS shall indemnify any and all Persons whom it has the power to indemnify under Section 145 of the DGCL to the fullest extent permitted under such section, and such indemnity shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     The right to indemnification under Article X of the certificate is a contract right which includes, with respect to directors and officers, the right to be paid by AdvancePCS the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to AdvancePCS of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article X or otherwise.

     Article VIII of the Second Amended and Restated Bylaws of AdvancePCS, or bylaws, provides that AdvancePCS shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of AdvancePCS) by reason of the fact that he is or was a director, officer, employee or agent of AdvancePCS, or is or was serving at the request of AdvancePCS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of AdvancePCS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the fullest extent permitted by the DGCL.

     Article VIII of the bylaws further provides AdvancePCS with authority to purchase and maintain insurance with respect to indemnification on behalf of any Person who is or was a director, officer, employee or agent of AdvancePCS or is or was serving at the request of AdvancePCS as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. AdvancePCS maintains directors' and officers' liability insurance.

ITEM 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement.

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
          1.1*           -- Form of U.S. Purchase Agreement.
          1.2*           -- Form of International Purchase Agreement.
          2.1            -- Stock Purchase Agreement dated as of July 11, 2000 by and between AdvancePCS and Rite Aid Corporation (incorporated
                            by reference to Exhibit 2.1 of AdvancePCS's Current
                            Report on Form 8-K as filed with the Securities and
                            Exchange Commission on July 31, 2000).

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
          2.2            -- Securities Purchase Agreement dated as of July 11, 2000 by and between AdvancePCS and Joseph Littlejohn and Levy
                            Fund III, L.P. (incorporated by reference to Exhibit 2.2
                            of AdvancePCS's Current Report on Form 8-K as filed with
                            the Securities and Exchange Commission on October 16,
                            2000).
          2.3            -- Exchange Agreement dated as of October 2, 2000 by and
                            between AdvancePCS and Joseph Littlejohn and Levy Fund
                            III, L.P. (incorporated by reference to Exhibit 2.3 of
                            AdvancePCS's Current Report on Form 8-K as filed with the
                            Securities and Exchange Commission on October 16, 2000).
          4.1            -- Form of Class A Stock Certificate of Common Stock of
                            AdvancePCS (incorporated by reference to Exhibit 4.1 of
                            AdvancePCS's Registration Statement on Form 8-A/A as
                            filed with the Securities and Exchange Commission on
                            December 14, 2000).
          4.2            -- Second Amended and Restated Certificate of Incorporation
                            of AdvancePCS (incorporated by reference to Exhibit 99.1
                            of AdvancePCS's Current Report on Form 8-K as filed with
                            the Securities and Exchange Commission on December 11,
                            2000).
          5+             -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         23.1+           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in Exhibit 5).
         23.2+           -- Consent of Arthur Andersen LLP.
         23.3+           -- Consent of Ernst & Young LLP.
         24+             -- Power of Attorney.

---------------

* Filed herewith.

+ Previously filed.

ITEM 17. UNDERTAKINGS

     (a) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of it's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on March 6, 2001.

                                            ADVANCEPCS

                                            By:    /s/ DAVID D. HALBERT
                                              ----------------------------------
                                            Name:  David D. Halbert
                                            Title:  Chairman of the Board and
                                                    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2001.

                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ DAVID D. HALBERT                   Chairman of the Board and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  David D. Halbert

                          *                            Vice Chairman, e-Business and Technology and Director
-----------------------------------------------------
                   Jon S. Halbert

                          *                            Chief Financial Officer and Executive Vice President
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  T. Danny Phillips

                          *                            President and Director
-----------------------------------------------------
                   David A. George

                          *                            Director
-----------------------------------------------------
                   Ramsey A. Frank

                          *                            Director
-----------------------------------------------------
                  Stephen L. Green

                          *                            Director
-----------------------------------------------------
                Jeffrey R. Jay, M.D.

                          *                            Director
-----------------------------------------------------
                  David R. Jessick

                          *                            Director
-----------------------------------------------------
                    Paul S. Levy

                          *                            Director
-----------------------------------------------------
                  Robert E. Miller

                      SIGNATURE                                                TITLE
                      ---------                                                -----


                          *                            Director
-----------------------------------------------------
                 Jean-Pierre Millon

                          *                            Director
-----------------------------------------------------
                   Michael D. Ware

               *By/s/ DAVID D. HALBERT
  -------------------------------------------------
                  David D. Halbert
                  Attorney-in-Fact

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
          1.1*           -- Form of U.S. Purchase Agreement.
          1.2*           -- Form of International Purchase Agreement.
          2.1            -- Stock Purchase Agreement dated as of July 11, 2000 by and between AdvancePCS and Rite Aid Corporation (incorporated
                            by reference to Exhibit 2.1 of AdvancePCS's Current
                            Report on Form 8-K as filed with the Securities and
                            Exchange Commission on July 31, 2000).
          2.2            -- Securities Purchase Agreement dated as of July 11, 2000 by and between AdvancePCS and Joseph Littlejohn and Levy
                            Fund III, L.P. (incorporated by reference to Exhibit 2.2
                            of AdvancePCS's Current Report on Form 8-K as filed with
                            the Securities and Exchange Commission on October 16,
                            2000).
          2.3            -- Exchange Agreement dated as of October 2, 2000 by and
                            between AdvancePCS and Joseph Littlejohn and Levy Fund
                            III, L.P. (incorporated by reference to Exhibit 2.3 of
                            AdvancePCS's Current Report on Form 8-K as filed with the
                            Securities and Exchange Commission on October 16, 2000).
          4.1            -- Form of Class A Stock Certificate of Common Stock of
                            AdvancePCS (incorporated by reference to Exhibit 4.1 of
                            AdvancePCS's Registration Statement on Form 8-A/A as
                            filed with the Securities and Exchange Commission on
                            December 14, 2000).
          4.2            -- Second Amended and Restated Certificate of Incorporation
                            of AdvancePCS (incorporated by reference to Exhibit 99.1
                            of AdvancePCS's Current Report on Form 8-K as filed with
                            the Securities and Exchange Commission on December 11,
                            2000).
          5+             -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         23.1+           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in Exhibit 5).
         23.2+           -- Consent of Arthur Andersen LLP.
         23.3+           -- Consent of Ernst & Young LLP.
         24+             -- Power of Attorney.

---------------

* Filed herewith.

+ Previously filed.